EXHIBIT 10.49

Confidential Treatment Request

[*] Indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission

                                 LEASE AGREEMENT

      THIS LEASE, made as of the ______________________ day of June 2006, by and between KD Development, a Michigan co-partnership, as lessor (herein after called the "Landlord") and Midnight Holdings Group, Inc., as lessee (hereinafter called "Tenant").

(1) DESCRIPTION Landlord, in consideration of rents to be paid and the covenants and agreements to be preformed by Tenant, hereby leases to Tenant the premises situated in the Township of Clinton described as 22600 Hall Road, Suite 205.

(2) TERM The term shall begin on July 1, 2006 and will end June 30, 2009.

(3) RENT The Tenant yielding and paying during the continuance of this Lease unto the Landlord, for rent of said premises for said term in lawful money on the United States payable in monthly installments of:

Year One: [*]
Year Two: [*]
Year Three: [*]

Due on the first day of every month. All rents shall be paid to the Landlord or it's authorized agent, at the following address: 22550 Hall Road, Clinton Township, Michigan 48036, or at such other place as may be designated by the Landlord from time to time. IF TENANT FAILS TO MAKE A RENT PAYMENT ON OR BEFORE THE DUE DATE, A LATE CHARGE OF $50.00 SHALL BE ADDED TO THE RENT AND PAID WITH THE OVERDUE PAYMENT. RENT SHALL BE CONSIDERED LATE IF NOT RECEIVED BY LANDLORD ON THE 10TH OF THE MONTH.

(4) DEFAULT If tenant shall default in any payment other than rent required to be paid by Tenant under the terms hereof, Landlord may make such payment, in which event the amount thereof shall be payable as rental to Landlord by Tenant on the next rent day together with interest at 7% per annum from the date of such payment by Landlord and on default in such payment Landlord shall have the same remedies as on default in payment of rent.

(5) ASSIGNMENT AND SUBLETTING Tenant shall not assign this lease or mortgage or sublet any portion of the premises without prior written consent of Landlord. Any such assignment mortgage or subletting without consent shall be void and shall give Landlord the right to terminate this lease and reenter and repossess the leased premises. Tenant shall not be released of their obligations under this lease upon assignment or sublease.

(6) BANKRUPTCY AND INSOLVENCY Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of the Tenant's property for the benefit of creditors, then this lease may be canceled at the option of Landlord, unless adequate assurance of performance is provided by tenant to Landlords satisfaction, and affirmation is in strict conformance with the Federal Bankruptcy Code.

(7) RIGHT TO MORTGAGE Landlord reserves the right to subordinate this lease to the lien of any mortgage or mortgages now hereafter placed upon Landlord's interest in the premises and on the land and buildings of which the premises are a part or upon any buildings hereafter placed upon the land of which the leased premises form a put. Tenant covenants and agrees to execute and deliver on demand an instrument or instruments subordinating this lease to the lien of any such mortgage or

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to rule 24b-2 under the Securities Exchange Act of 1934, as amended.

mortgages and hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver any such instrument or instruments in the name of Tenant.

(8) USE AND OCCUPANCY The premises shall be used and occupied for offices and for no other purpose without the written consent of Landlord and Tenant will not use the premises for my purpose in violation of any law, municipal ordinance or which will increase the existing rate of insurance upon the property or cause cancellation of insurance covering the property. On any breach of this agreement Landlord shall have the option to terminate this lease forthwith and reenter and repossess the leased premises.

(9) FIRE It is understood and agreed that if the premises are damaged or destroyed in whole or in part by fire or other casualty during the term, Landlord will repair and restore the same to good tenantable condition with reasonable dispatch, and the rent herein provided for shall abate entirely in case the entire premises are restored to a tenantable condition. If the Tenant shall fail to adjust tenant's own insurance or to remove damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rental during the period of such delay. There shall be no abatement of rental if such fire or other cause damaging or destroying the leases premises shall result from the negligence or willful act of the Tenant, Tenant's agents or employees. If Tenant shall use any part of the leased premises for storage during the period of repair a reasonable charge shall be made therefore against Tenant. In case the leased premises, or the building of which they are a part shall be destroyed to the extent of more than one-half of the value thereof, Landlord shall have the option to terminate this lease by a written notice to Tenant.

(10) REPAIRS Landlord after receiving written notice from Tenant and having reasonable opportunity thereafter to obtain the necessary workmen therefore agrees to keep in good order and repair the roof and the four outer walls of the premises but not the doors, door frames, the window glass, window casings, window frames and windows, or any attachment thereto or attachments to said building or premises used in connection therewith.

(11) TENANT TO INDEMNIFY The Tenant agrees to indemnify and hold harmless the Landlord from any liability for damages to any person or property in, on or about said leased premises from any cause whatsoever and Tenant will procure and keep in effect during the term hereof public liability and property damage insurance for the benefit of the Landlord in the sum of THREE HUNDRED THOUSAND 00/100 DOLLARS ($300,000.00) for damages resulting to one person and ONE MILLION AND 00/100 ($1,000,000.00) for damages resulting from one casualty, and THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($300,000.00) property damage insurance resulting from any one occurrence. Tenant shall deliver said policies to the Landlord and upon Tenant's failure so to do the Landlord may at his option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day.

(12) REPAIRS AND ALTERATIONS CARE OF PREMISES Except as provided in Paragraph 11 hereof, Tenant further covenants and agrees that Tenant will, at Tenant's expense, during the continuation of this lease, keep the said premises and every part thereof in as good repair and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable use and wear thereof and damage by the elements, fire, explosion or other casualty excepted. Tenant shall not make improvements to the premises without Landlords written consent, and all alterations additions or improvements made by either of the parties hereto upon the premises, except movable office furniture and trade fixtures put in at the expense of Tenant, shall be the property of Landlord, and shall remain upon and be surrendered with the premises at the termination of this lease. Tenant covenants and agrees that if the demised premises consist of only a part of a structure owned or controlled by Landlord, Landlord may enter the demised premises at reasonable times and install or repair pipes, wires, and other appliances or make any repairs deemed by Landlord essential to the use and occupancy of the other parts of Landlords building. The Tenant shall at Tenant's own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County and State authorities affecting the premises hereby leased and the cleanliness, safety, occupation and use of same.

(13) EMINENT DOMAIN If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation, this lease shall, as to the part taken, terminate as of the date the condemner acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining terms as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that lanyard may at Landlords option, terminate this lease as of the date the condemner acquires possession. In the event that the demised premises are condemned in whole, or that such portions is condemned that the remainder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemner acquires possession. All sums which may be payable on account of any condemnation shall belong to Landlord, and Tenant shall not be entitled to any part thereof except any amount awarded to Tenant for Tenant's trade fixtures or moving expenses.

(14) CONDITION OF PREMISES Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be caused by the acts omissions of persons occupying adjoining premises or any part of the building of which the lease premises are a part or for any loss or damage resulting to Tenant or Tenant's property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

(15) RE-RENTING Tenant hereby agrees that for a period commencing 90 days prior to the termination of this lease, Landlord may show the premises to prospective purchasers or tenants, and 60 days prior to the termination of this lease, may display in and about said premises and in the windows thereof, the usual "TO RENT" OR "FOR SALE" signs.

(16) HOLDING OVER If Tenant holds over after the expiration or earlier termination of this lease with the consent of Landlord, Tenant shall become a tenant from month to month at the then prevailing market rate as determined by Landlord in its sole and absolute discretion for the Leased Premises in effect upon the date of such expiration or earlier termination (prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover thereunder or result in a renewal. Notwithstanding the foregoing provision, no holding over by Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant's being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions are in addition to and do not affect Landlord's right to re-entry or any other right of Landlord thereunder or as otherwise provided by law.

(17) ACCESS TO PREMISES Landlord shall have the right to enter upon the leased premises at all reasonable hours by appointment for the purpose of inspection the same. If Landlord deems any repairs necessary Landlord may demand that Tenant make them and if Tenant refuses or neglects forthwith to commence such repairs and complete them with reasonable dispatch Landlord may make such repairs or cause them to be made and shall not be responsible to Tenant for any loss or damage that may accrue to this stock or business by reason thereof, and if Landlord makes such repairs or causes them to be made Tenant agrees that Tenant will forthwith on demand pay to Landlord the cost thereof with interest at 7% per annum, and if Tenant shall make default in such payment the Landlord shall have the remedies provided in Paragraph 3 hereof.

(18) RE-ENTRY In case any rent shall be due and unpaid or if default be made in any of the covenants herein contained, or if the leased premises shall be deserted or vacated, then it shall be lawful for the Landlord, his certain attorney, heirs, representatives and assigns, to reenter into, repossess the said premises and the tenant and each and every occupant to remove and put out.

(19) QUIET ENJOYMENT Landlord covenants that Tenant, on payment of all rent due and performing all the covenants herein, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term.

(20) EXPENSES, DAMAGES, REENTRY If Landlord shall, during the period covered by this lease, obtain possession of the premises by reentry, summary proceedings, or otherwise Tenant hereby agrees to pay Landlord the expense incurred in obtaining possession of the premises, and also all expenses and commissions which may be paid for the letting of the premises, and all other damages.

(21) REMEDIES NOT EXCLUSIVE It is agreed that each and every of the rights, remedies and benefits provided by this lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

(22) WAIVER One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of further breach of the same covenant or condition.

(23) NOTICES Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Tenant at the premises, to Landlord, at 22550 Hall Road, Clinton Township, Michigan 48036-1189 or at such other place as may be designated by the parties from time to time.

(24) HAZARDOUS SUBSTANCES Tenant shall not use, store, or dispose of any hazardous substances upon the premises, except use and storage of such substances if they are customarily used in Tenant's business, and such use and storage complies with all environmental laws and regulations. Hazardous substances means any hazardous waster, substance or toxic materials regulated under any federal or state environmental laws or local regulations or ordinances applicable to the property.

(25) SECURITY DEPOSIT Landlord acknowledges the receipt of [*] to secure the performance of Tenant's obligations hereunder. Landlord shall not be obligated to apply any portions of said deposit on account of Tenant's obligations hereunder. Any balance remaining upon termination shall be returned to Tenant. Tenant shall not have the right to apply the Security Deposit in payment of last month's rent.

(26) COVENANTS The covenants, conditions and agreements herein are binding on the heirs, successors, representatives and assign of the parties hereto.

(27) TAXES Included in rent.

(28) COMPLIANCE WITH LAW AND REGULATIONS Tenant shall comply with all laws, regulations and orders of any governmental authority and with the rules and regulations attached hereto as Exhibit A, as reasonably adopted and modified from time to time by Landlord (the Rules and Regulations:). Tenant shall not do or permit anything to be done in or about the Leased Premises or the Associated Common Areas which will in any way obstruct or interfere with the rights of other tenants or Occupants of the Office Building or injure or annoy them, and shall not do or permit anything to be done which will increase the premiums of the insurance on the Office Building. At no time during the Lease Term shall Tenant store any inventory, equipment or any other materials outside of the Leased Premises. Landlord shall not be responsible to Tenant for the nonobservance of the Rules and Regulations by any other Tenant or occupant of the Office Building.

(29) BUILDOUT Landlord will as his sole expense create an entrance door, carpet reception area, clean carpet and add wall to separate existing suite. See the attached sketch marked Exhibit B.

(30) FIRST RIGHT OF REFUSAL Tenant shall have first right of refusal of adjacent Suite 201 if it becomes available for lease. Tenant shall have fifteen (15) business days from receipt of written notice from Landlord to execute new lease. If lease is not executed within fifteen days, First Right of Refusal shall be null and void.

(31) ADVANCE RENT August 2006 Rent shall be paid on or before June 15, 2006. July 2006 rent shall be paid at time of lease execution.

IN WITNESS WHEREOF, The parties have hereunto set their hand and seals the day and year first above written.

WITNESSED:                              LANDLORD:
                                        KD Development

By:                                     By:
   ---------------------------------       -------------------------------------
                                           Kenneth L. Dyer (Partner)

                                           TENANT:
                                           Midnight Holdings Group, Inc.

By:
   ---------------------------------
                                        By:
                                           -------------------------------------
                                              Richard Kohl

                                    EXHIBIT A

1. The sidewalks, entrances, passages, vestibules, corridors or halls shall not be obstructed or used for any other purpose other than ingress and egress.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connections with, any window or door of the Leased Premises other than Landlord standard blinds without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreen without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any Tenant or any person acting with Tenant's consent on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability and may charge the expense incurred in such removal or stopping to Tenant in addition to any remedies available under the Lease. Standard signs on doors and directory sign shall be inscribed, painted or affixed for each Tenant by the Landlord, and shall be of a size, color and style acceptable to Landlord. The directory sign will be provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names there from.

4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, who or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused same.

5. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Leased Premises. No Tenant shall cause or permit any unusual or objectionable orders to be produced in or permeate from Leased Premises.

6. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage and/or manufacturing may be incidental to the permitted use of the Leased Premises. No Tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a Medical office or as a barber, or as an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral, illegal or unsafe purpose.

7. No Tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual notice, or in any other way.

8. No Tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid chemical or substance. Tenant may use chemical developing fluid if Tenant provides adequate venting for fumes.

9. Landlord shall have the right to prohibit any advertising by a Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord, any Tenant shall refrain from or discontinue such advertising.

10. Any persons employed by any Tenant to do maintenance work shall, while in and outside of the Leased Premises, be subject to and under the control or direction of the Landlord (but not as an agent or servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such persons.

11. Canvassing, soliciting and peddling at 22600 Hall Road, Clinton Township, Michigan is prohibited, and each Tenant shall report and otherwise cooperate to prevent the same.

12. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord.

13. No vending machines or machines of any description shall be installed, maintained or operated upon the Leased Premises without the written consent of Landlord.

14. Tenant shall deposit mail in receptacle located for such purpose all as approved and governed by United States Post Office Regulations; in no event shall mail be placed or deposited in any other place in the Common Areas.

15. Tenant will not conduct itself in any manner which is inconsistent with the character of the Building, as a first-quality building, or which will impair the comfort and convenience of the other tenants of the complex.

16.   Landlord may make technical amendments to these Rules and Regulations.

                                    EXHIBIT B

                                (GRAPHIC OMITTED)